MARK BAILEY & COMPANY, LTD.

                          CERTIFIED PUBLIC ACCOUNTANTS
                             MANAGMENT CONSULTANTS

     OFFICE ADDRESS:                                       MAILING ADDRESS:
1495 Ridgeview Drive, Ste. 200    Phone: 775/332-4200       P.O. Box 6060
  Reno, Nevada   89509-6634        Fax:  775/332-4210     Reno, Nevada   89513

MARK A. ROBERTSON, CPA                       E-Mail: MRobertson@MarkBaileyCo.com


October 18, 2001

Security and Exchange Commission
Washington, D.C.   20549

Re:     Iconet, Inc.
        Form S-8 File #000-28481

To Whom it May Concern:


We hereby acknowledge the incorporation by reference in the Form SB-2 (file # 000-28481) of Iconet, Inc. formerly known as Digital Video Display Technology, Inc., of our reports dated December 31, 2000 and June 30, 2001, respectively.

Sincerely,


/s/MARK A. ROBERTSON, CPA
-------------------------
   Mark A. Roberston, CPA
   Mark Bailey & Company, Ltd.